EXHIBIT 99.1
                                                          GLOBAL CREDIT RESEARCH
                                                                   RATING ACTION
                                                                      1 SEP 2005

RATING ACTION: PLIANT CORPORATION

MOODY'S LOWERED PLIANT CORP'S SR SECURED 11 1/8% 1ST LIEN NOTES DUE 2009 ONE NOTCH TO CAA1, 2ND LIEN NOTES DUE 2009 TO CAA3, SUB NOTES DUE 2010 TO CA, AND CORPORATE FAMILY RATING TO CAA1

APPROXIMATELY $826 MILLION IN RATED DEBT AFFECTED

New York, September 01, 2005 -- Moody's Investors Service downgraded ratings on Pliant Corporation due to the significant amount of stress reflected in the overall credit profile, as well as weak profitability and cash generation relative to expectations. Moody's took the following rating actions:

-$7 million 11 1/8%  Senior  Secured 1st Lien Notes due June 15, 2009 (PIK until
2007), lowered to Caa1 from B3

-$255 million 11 5/8% Senior Secured 1st Lien Notes due June 15, 2009 (PIK until
2009), assigned Caa1

-$250 million Senior Secured 2nd Lien Notes due September 1, 2009, lowered to Caa3 from B3

-$314 million 13% Senior Subordinated Notes due June 1, 2010, lowered to Ca from Caa2

-Corporate Family Rating, lowered to Caa1 from B2

The rating outlook remains negative.

The rating actions reflect that rising raw material and energy costs, declines in sales volume, and inefficiencies associated with lower production levels have resulted in financial leverage (total debt to EBITDA) rising to over 10x for the twelve months ended June 30, 2005. Free cash flow was negative during the period as capital expenditures have more than offset modest improvements in cash generation. EBITDA less capital expenditures for the twelve months ended June 30, 2005 did not cover cash interest expense. The annual cash interest expense burden going forward of over $70 million remains significant in comparison with EBITDA of about $96 million for the twelve months ended June 30, 2005 and a capital expenditure budget for 2005 of about $30-$35 million. In addition, the industry environment remains challenging, with the potential for further rises in raw materials and energy costs to further weaken the credit profile.

The ratings benefit from expectation that Pliant's diverse product line and customer base will continue to support stable revenue generation. Moody's believes that Pliant's planned and ongoing operational restructurings, cost reductions, efficiency efforts, and new business initiatives will have a favorable impact on free cash generation and the credit profile, should the operating environment become less adverse. Moody's notes that slack sales volumes appear to be an industry-wide phenomena.

At June 30, 2005 Pliant had about $50 million available for borrowing under the $100 million revolving credit agreement (not rated by Moody's) and about $4 million in balance sheet cash, indicating that liquidity is sufficient to meet needs in the very near term. Pliant does not have significant debt maturities until 2009 and generated positive cash from operations of about $5 million during the first half of 2005, versus a slightly negative level in the first half of 2004. The current borrowing base revolver was put in place in February 2004 and has less restrictive covenants than the facility it replaced.

Pliant improved financial flexibility in May 2005 when it successfully amended and exchanged $298 million in principal value of the 11 1/8% senior secured first lien notes due June 15, 2009 for 11 5/8% secured first lien payment-in-kind (PIK) notes due June 15, 2009 (not previously rated). The old notes were PIK until 2007,

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while  the  new  notes  are PIK  until  maturity,  resulting  in  Pliant  having eliminated over $83 million in interest payments that were due during 2007-2009. About $7 million of the old notes remain outstanding.

The Caa1 rating on the senior secured first lien notes, notched at the same level as the corporate family rating, reflects their priority position in the capital structure and secured status, as well as the effective subordination to the $100 million bank revolver, which has a first priority claim on the company's most liquid assets, the deposit accounts, receivables, and inventory. The revolver is also secured by the capital stock of existing and future domestic subsidiaries, 65% of the capital stock of foreign subsidiaries, and a second lien on real property, fixtures, and equipment and other assets.

The senior secured first lien notes are secured by a first priority claim on substantially all of Pliant's real property, fixtures, and equipment, in which Pliant has invested over $200 million in the last five years, as well as Pliant's intellectual property and other assets (excluding inventory, receivables, and deposit accounts). The notes are also secured by a second lien on inventory, receivables, deposit accounts, the capital stock of existing and future domestic subsidiaries, and 65% of the capital stock of foreign subsidiaries.

The first lien notes are guaranteed by each of Pliant's existing and future domestic restricted subsidiaries and, to the extent they also guarantee any debt of the domestic subsidiaries, by each of the existing and future foreign restricted subsidiaries. The notes are effectively subordinated to all liabilities (including trade payables) of non-guarantor subsidiaries, which generated about 13% of Pliant's net sales in 2004. There is an intercreditor agreement governing the relationship between first and second lien creditors.

The Caa3 rating on the $250 million senior secured second lien notes due September 1, 2009 reflects the subordination to the first lien debt and the relatively modest coverage by enterprise value or eligible collateral in a distressed scenario.

The Ca rating on the $314 million subordinated notes reflects the deep structural and contractual subordination of the notes to Pliant's other debt, first loss position in a restructuring scenario, and limited expected recovery.

The negative outlook is based on expectation that the industry environment is likely to continue to embed a significant level of uncertainty with regard to costs for raw materials (resins), energy, and freight costs and that fully passing cost increases through to customers is likely to remain difficult in the near term.

The ratings or outlook could move up, if improved operating performance results in improvement in coverage of cash interest by operating cash flow less capital expenditures, significant leverage reduction, and positive free cash flow to debt. Similarly, an equity injection or other transaction that significantly improves free cash flow and lowers leverage could result in improved ratings or outlook.

The ratings or outlook could move down, if further deterioration in the industry environment further impairs free cash flow, results in higher leverage, or otherwise weakens Pliant's credit profile.

Headquartered in Schaumburg, Illinois, Pliant Corporation is a manufacturer of value-added films and flexible packaging for food, personal care, medical, agricultural, and industrial applications. For the twelve months ended June 30, 2005, Pliant had revenue of approximately $1.0 billion and EBITDA of about $96 million.

New York
Andris G. Kalnins
Senior Vice President
Corporate Finance Group
Moody's Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

New York
Joe Morrison
Vice President - Senior Analyst
Corporate Finance Group
Moody's Investors Service
JOURNALISTS: 212-553-0376

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SUBSCRIBERS: 212-553-1653

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